Exhibit 10.05

Personal Wireless Communication for Industry and Leisure, Worldwide!

Mr. George Bickerstaff
Stamford, CT                                                                                                                                        May 6, 2008

Dear Mr. Bickerstaff:

With this letter, Energy Telecom, Inc, for the investment sum of $50,000.00, agrees to issue to you five hundred and fifty-five thousand, five hundred and fifty-six (555,556) restricted (SEC rule 144) shares of common stock in the company.

Energy Telecom, Inc. agrees that the percent of the Company’s common stock issued (as of the date of this letter 21,147,232 shares) represented by the 555,556 shares shall remain unchanged until such time as the Company registers its common stock through the filing of  a Registration Statement, employing Form S-8, as detailed in Rule 428, The Securities Act of 1933.   The issuance of these 555,556 shares shall not affect the `make whole’ provision found in our letter dated August 2, 2007, for a previous investment.  The number of shares required to maintain the correct percentage shall be adjusted quarterly.

Thank you for your investment.

Sincerely,

/s/ TOM RICKARDS
Tom Rickards, president

Energy Telecom, Inc.
Mailing address: 1602 Alton Rd., #12, Miami Beach, FL 33139
Offices: (305) 865-9885, corporate@energytele.com, www.energytele.com